Exhibit 3.1
As Amended
May 6, 2011
REVISED AND RESTATED BYLAWS OF
UNISOURCE ENERGY CORPORATION
ARTICLE I.
Meetings of Shareholders.
Section 1. Meetings. The annual meeting of the shareholders shall be held at the principal place of business of UniSource Energy Corporation (“Company”) in the City of Tucson, State of Arizona, or such other place as may be designated by the Board of Directors (“Board”) on a day and time designated by the Board, subject to applicable laws, for the election of directors and the transaction of such other business as may properly come before the meeting. Except as otherwise provided by law, special meetings of the shareholders shall be held at the principal place of business of the Company in the City of Tucson, State of Arizona, or such other place as may be designated by the Board and may be called by the Board Chair, the Lead Director, or any two directors who are not also officers of the Company. A special meeting shall also be called by the Secretary upon the written request, provided in accordance with the laws of the State of Arizona, by the owners of at least 25% of the stock outstanding and entitled to vote at such meeting.
Section 2. Notice. Written notice of any meeting of shareholders, signed by the Board Chair, the Lead Director or the Secretary, or having the name of the Board Chair, the Lead Director or the Secretary printed thereon, stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered as provided by the laws of the State of Arizona not less than ten (10) nor more than sixty (60) days before the date of the meeting, by the Secretary at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be delivered as provided by the laws of the State of Arizona. Such notice may be waived by any shareholder as provided by the laws of the State of Arizona. In the event any shareholder transfers Company stock after such service of such notice and prior to the holding of the meeting, it shall not be necessary to serve notice of the meeting on the transferee.
Section 3. Quorum. At any meeting of the shareholders, a majority of the shares entitled to vote at such meeting represented in person or by proxy shall constitute a quorum at the meeting. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Except as otherwise required by the Company’s Articles of Incorporation (“Articles”) or the laws of the State of Arizona, the affirmative vote of a majority of the shares represented at any meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; provided, further, the affirmative vote of a majority of the shares then present is sufficient in all cases to adjourn a meeting.

Section 4. Adjournments. Whenever at any meeting of the shareholders, notice of which shall have been duly given, a quorum shall not be present, or whenever for any other reason it may be deemed desirable, a majority in interest of the shareholders present in person or by proxy may adjourn the meeting to another date, time or place. If the adjournment is for a period of no more than thirty (30) days, no notice other than by announcement of the new meeting date, time and/or place at the meeting at which the adjournment is taken need be given. If the adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.
Section 5. Organization. The Board Chair or, in the Board Chair’s absence, the Lead Director or, in their absence, any other director designated by resolution of the Board shall call any meeting of the shareholders to order and shall act as Presiding Officer of such meeting. The shareholders may appoint any shareholder or the proxy of any shareholder to act as Presiding Officer of any meeting of the shareholders in the absence of the Board Chair, the Lead Director or of any other director designated by resolution of the Board to act as Presiding Officer. The Secretary or, in the Secretary’s absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareholders; or in the absence of the Secretary and Assistant Secretaries at any meeting of the shareholders, the Presiding Officer may appoint any person to act as Secretary of such meeting.
Section 6. Inspector. At each meeting of the shareholders at which a vote by ballot is taken, unless otherwise determined at such meeting, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge and the validity of proxies and the acceptance or rejection of votes shall be decided by an inspector. Such inspector shall be appointed by the Board before the meeting, or if no such appointment shall have been made, then by the Presiding Officer of the meeting. If for any reason the inspector previously appointed shall fail to attend or refuse or be unable to serve, an inspector in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.
Section 7. Voting. Each shareholder shall have such voting rights as are provided by the Articles and the laws of the State of Arizona. Shareholders entitled to vote may be represented and vote by a proxy or proxies appointed and authorized by any method permitted by the laws of the State of Arizona; in the event that such authorization shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the powers conferred by such authorization upon all of the persons so designated, unless the authorization shall otherwise provide. In all elections for directors, voting shall be by ballot.
Section 8. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the Board may be made at any annual meeting of the shareholders:
(a)	by or at the direction of the Board (or any duly authorized committee thereof), or

(b)	by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Article I, Section 8 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Article I, Section 8.
In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary as prescribed below.
No person shall be elected to the Board at an annual meeting of the shareholders unless, with respect to a person nominated by a shareholder of the Company, a written notice of nomination of such person by the shareholder was received by the Secretary not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.
Each such notice shall set forth:
(a)	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such annual meeting (including the number of shares of stock of the Company owned beneficially or of record by such shareholder and the nominee or nominees) and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

(c)	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by the shareholder;

(d)	such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”) had each nominee been nominated, or intended to be nominated, by the Board; and

(e)	the consent of each nominee to serve as a director of the Company if so elected.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article I, Section 8. If the Presiding Officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Presiding Officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Notwithstanding compliance with the foregoing provisions, the Board shall not be obligated to include information as to any shareholder nominee for director in any proxy statement or other communication sent to shareholders.
Section 9. Business at Shareholder Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is:
(a)	specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof)

(b)	otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or

(c)	in the case of an annual meeting, otherwise properly brought before the meeting by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Article I, Section 9 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Article I, Section 9.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.
To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting:
(a)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

(b)	the name and record address of such shareholder,

(c)	the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder,

(d)	a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and

(e)	a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.
No business may be conducted at an annual or special meeting of shareholders except business brought before the meeting in accordance with the procedures set forth in this Article I, Section 9; provided, however, that once business has been properly brought before the meeting in accordance with such procedures, nothing in this Article I, Section 9 shall be deemed to preclude discussion by any shareholder of any such business. If the Presiding Officer of an annual or special meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the Presiding Officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Notwithstanding the foregoing provisions of this Article I, Section 9, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Article I, Section 9 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.
Section 10. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on such action. The action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action and delivered to the Company for inclusion in the minutes or filing in the corporate records.
ARTICLE II.
Directors.
Section 1. Duties, Election and Term. Consistent with the Articles, these Bylaws and the laws of the State of Arizona, the business and affairs of the Company shall be managed by a board of directors consisting of not fewer than eight nor more than fifteen members who need not be shareholders of the Company, the exact number of which shall be determined by resolution of the Board. The directors shall be elected annually by the shareholders at the annual meeting thereof, and each director shall hold office until the director’s successor shall be elected and qualified or until the director’s earlier death, resignation or removal.

Section 2. Board Chair. The Board shall elect a Board Chair to serve a term and exercise such duties and responsibilities as the Board shall, by resolution, establish. The Board Chair shall preside over all meetings of shareholders and non-executive meetings of the Board.
Section 3. Lead Director. The Board may elect one of its members, who qualifies as an independent director under the Rules of the New York Stock Exchange, as a Lead Director to serve a term and exercise such duties and responsibilities as the Board shall, by resolution, establish. The Lead Director shall preside at all executive meetings of the Board and shall be a member of all committees which the Board may establish.
Section 4. Vacancies. Any vacancies occurring in the Board by reason of death, resignation, removal, increase in the size of the Board or otherwise may be filled by the affirmative vote of the remaining directors, though not less than a quorum, or by the shareholders at any meeting thereof, and any director so chosen shall hold office as provided in Article II, Section 1 above.
Section 5. Meetings. The meetings of the Board shall be held at such place or places within or without the State of Arizona as the Board may from time to time designate.
As provided in Article II, Section 2 above, the Board Chair shall preside at all non-executive meetings of the Board. In the absence of the Board Chair, the Lead Director shall preside or, in their absence, the directors present may elect a Chair of the meeting.
The annual meeting of the Board for the election of officers, the designation of members of committees of the Board, and the transaction of such other business as may properly come before the meeting shall be, unless otherwise noticed, the regular meeting in May of each year. Regular meetings of the Board shall be held at the Company’s principal place of business in the City of Tucson, State of Arizona or elsewhere, at such date and time as may be determined by the Board.
Special meetings of the Board shall be held whenever called by the direction of the Board Chair, the Lead Director or any two directors.
Meetings of the Board, regular or special, may be held by means of conference telephone or other means of communication by which all persons participating in the meeting can hear each other, and participation in such a meeting by any such means shall constitute presence in person at such meeting.
Section 6. Notice. No notice shall be required of any annual or regular meeting of the Board unless the place, day or time thereof shall be other than that last designated by the Board. Notice of any annual or regular meeting, when required, or of any special meeting of the Board shall be given to each director as provided by the laws of the State of Arizona at least twenty-four (24) hours before the time fixed for the meeting. Such notice may be waived by any director as provided by the laws of the State of Arizona. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any annual, regular or special meeting. A director’s attendance at or participation in a meeting waives any required notice to that director of such meeting, unless the director at the beginning of the meeting or promptly on the director’s arrival objects to the holding of the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 7. Quorum. A majority of the Board then serving shall constitute a quorum for the transaction of business, and any act receiving the affirmative vote of a majority of the directors present at any meeting where a quorum is present shall be the act of the Board.
Section 8. Adjournments. Any annual, regular or special meeting of the Board, once properly called and noticed (or which call and notice have been properly waived) and at which a quorum is present, may be adjourned from time to time by a majority of the members present, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the original meeting.
Section 9. Action by Directors Without a Meeting. Any action required or permitted to be taken at a directors’ meeting may be taken without a meeting if the action is taken by all of the directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed in the corporate records.
ARTICLE III.
Committees.
Section 1. Subject to any restrictions in the Articles, the laws of the State of Arizona, or other applicable law, the Board may, by resolution passed by a majority of the whole Board, designate two or more of their members to constitute one or more committees which may have and exercise, subject to such additional limitations, if any, as may be prescribed by resolution of the Board, the powers of the Board in the management of the business and affairs of the Company; provided that no such committee shall have the authority of the Board to take any of the following actions:
(a)	Authorize distributions.

(b)	Approve or submit to shareholders any action that requires shareholders’ authorization or approval under the laws of the State of Arizona.

(c)	Fill vacancies on the Board or on any committee of the Board.

(d)	Amend or repeal the Bylaws, or adopt new bylaws.

(e)	Amend the Articles.

(f)	Approve a plan of merger not requiring shareholder approval.

(g)	Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board.

(h)	Authorize or approve the issuance, sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee to do so within limits specifically prescribed by the Board.

(i)	Fix the compensation of directors for serving on the Board or on any committee of the Board.
ARTICLE IV.
Officers.
Section 1. Number, Election and Term. The officers of the Company shall be a Chief Executive Officer (who may be the Board Chair), a President, one or more Vice Presidents, a Secretary, a Treasurer and a General Counsel who shall be elected annually by the affirmative vote of a majority of the Board at the annual meeting thereof, and who shall hold their respective offices until their successors shall be elected and qualified or until the officer’s earlier death, resignation or removal. The Board may, by resolution, designate from among the officers a Chief Operating Officer and/or a Chief Financial Officer. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. The Board may also elect or appoint from time to time such other officers or assistant officers as the interest of the Company may require, and fix their duties and terms of office. Any person may hold more than one office. Any vacancy occurring in any office may be filled by the affirmative vote of a majority of the Board. All officers or assistant officers shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the Board.
Section 2. Chief Executive Officer. The Chief Executive Officer may be the Board Chair and, subject to the control and direction of the Board, shall have general control and management of the business and affairs of the Company and the performance of the respective duties of all other officers, and shall perform such other duties as may from time to time be assigned by the Board or which may be authorized or required to do by reason of any provisions of law or the Bylaws.
Section 3. President. The President shall perform such duties as may from time to time be assigned by the Board or the Chief Executive Officer. As determined by resolution of the Board, the office of the President may be held by the Chief Executive Officer. If the Board separates the offices of Chief Executive Officer and President, the Board may determine that the President shall be the Chief Operating Officer of the Company. The Board may also provide that the President shall, during an extended absence or incapacity of the Chief Executive Officer, assume and perform all functions and duties which the Chief Executive Officer might lawfully do if present and not absent or under any incapacity.
Section 4. Vice President. Any officer designated a Vice President shall perform such duties as may be assigned from time to time by the Board, the Chief Executive Officer or the President.

Section 5. Secretary. The Secretary shall keep a record in the proper books provided for that purpose of meetings and proceedings of the Board, any committees constituted by the Board and the shareholders and shall record all votes of the directors and shareholders in a book to be kept for that purpose. The Secretary shall notify the directors and shareholders of their respective meetings as required by law or the Bylaws and shall perform such other duties as may be required by law or the Bylaws, or which may be assigned from time to time by the Board, the Chief Executive Officer or the President.
Section 6. Treasurer. Unless otherwise directed by a resolution of the Board, the Treasurer shall be the Chief Financial Officer of the Company and shall have charge of the funds of the Company. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company. Whenever requested, the Treasurer shall render to the Chief Executive Officer, the President or the Board an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Company. In addition, when authorized and empowered by the Board, the Treasurer may execute in the name and on behalf of the Company any loan agreements, credit agreements and other contracts or arrangements relating to the borrowing of funds by the Company and any contracts, purchase agreements, underwriting agreements and other agreements or arrangements relating to securities to be issued and sold, guaranteed or funded by the Company, and any and all indemnification agreements, certificates, financial statements, letters or other papers and documents (other than instruments evidencing securities of the Company, unless execution of such instruments is permitted under other provisions of these Bylaws and authorized by the Board) required in connection with any of the foregoing.
Section 7. General Counsel. The General Counsel shall be the chief legal officer of the Company and shall perform such duties as shall be required by law and the Articles or which may be assigned from time to time by the Board, the Chief Executive Officer or the President.
ARTICLE V.
Contracts.
No contract or other transaction between the Company and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be affected because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote; or the contract or transaction is fair and reasonable to the Company at the time the contract or transaction is authorized, approved or ratified, in the light of circumstances known to those entitled to vote thereon at that time. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE VI.
Negotiable Instruments.
Except as otherwise specially provided by the Board of Directors, all checks, drafts, bills of exchange, promissory notes and other negotiable instruments shall be signed by the Treasurer or an Assistant Treasurer and countersigned by the President or a Vice President of the Company; but in no case shall any one person sign and countersign in the capacity of two officers.
ARTICLE VII.
Capital Stock.
Section 1. Certificates of Stock. The shares of the Company’s capital stock may be certificated or uncertificated and shall be entered in the books of the Company and registered as they are issued. Any certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. Any certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Company or a facsimile thereof. The signatures of such President, Vice President, Secretary or Assistant Secretary of the Company may be facsimiles, engraved, lithographed, printed or otherwise imprinted or reproduced on such certificates. In case any officer of the Company whose signature, whether facsimile or otherwise, shall have been placed upon any certificate shall cease to be such officer before any certificate so signed shall have been actually issued and delivered, such certificate may nevertheless be issued and delivered by the Company as though the person who had signed such certificate had not ceased to be such officer. No certificate shall be issued for any share of capital stock until such share is fully paid.
Every certificate representing shares issued by the Company shall set forth or summarize upon the face or back of the certificate, or shall state that the Company will furnish any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In addition, each certificate representing shares shall state upon the face thereof: that the Company is organized under the laws of Arizona; the name of the person to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall send to the registered owner thereof a written notice that shall set forth or summarize, or shall state that the Company will furnish any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such written notice also shall state: that the Company is organized under the laws of Arizona; the name of the person to whom the uncertificated shares are issued; the number and class of shares, and the designation of the series, if any, represented; and the par value of each share or a statement that the shares are without par value.
The Company may issue a new certificate for shares of stock or uncertificated shares in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Company, the Transfer Agent or Agents and Registrar or Registrars against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. The Board of Directors may adopt from time to time rules and regulations relating to lost, stolen or destroyed certificates of the capital stock of the Company or bonds or other evidences of indebtedness of the Company.
Section 2. Transfer of Stock. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, subject to the rules and regulations of the Company relating to transfers in force at the time, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, to cancel the old certificate and to record the transaction upon the Company’s books. In all cases of transfers of certificates, the certificate or certificates representing the shares to be transferred, or any part thereof, must be surrendered for cancellation simultaneously with the making of the transfer. No new certificate or evidence of the issuance of uncertificated shares shall be issued until the prior certificate has been canceled.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Company.
Section 3. Closing of Transfer Books. The Board of Directors shall have power to close the transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, or adjournment thereof or the payment of any dividend or other distribution or allotment or any rights or the entitlement of any shareholder to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix a record date pursuant to the provisions of Article VIII hereof.

Section 4. Transfer Agents and Registrars. The Company shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where any certificates for shares of the capital stock of the Company shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such certificates for shares of stock shall be registered, and no certificate for shares of the capital stock of the Company, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by manual or facsimile signature by one of such transfer agents and registered by one of such registrars. The same corporation may at the direction of the Board of Directors, be both transfer agent and registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.
ARTICLE VIII.
Record Date.
In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, nor more than seventy (70) days nor less than ten (10) days prior to any such other action. Only such shareholders of record on the record date shall be entitled to such notice of, and to vote at such meeting, or to receive the payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments do not exceed thirty (30) days in the aggregate.
ARTICLE IX.
Dividends.
Pursuant to and upon the conditions of the Articles of Incorporation, dividends upon the capital stock of the Company may be declared from time to time by the Board of Directors, in its discretion, provided that no dividend shall be declared and paid if the Company is or would thereby be rendered insolvent or which would diminish the amount of its capital stock.

ARTICLE X.
Corporate Seal.
The common corporate seal is, and until otherwise ordered by the Board of Directors shall be, an impression circular in form upon paper bearing the words, “UniSource Energy Corporation, Seal.”
The seal shall be in the charge of the Secretary, and a duplicate of the seal may be kept and be used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
ARTICLE XI.
Offices.
The known and principal place of business of the Company within the State of Arizona shall be 220 West Sixth Street, Tucson, Arizona, but the known place of business may be changed and other offices may be established and maintained in or outside of the State of Arizona at such places as the Board of Directors may designate.
ARTICLE XII.
Amendments.
These Bylaws may be altered, amended, or repealed from time to time by the affirmative vote of a majority of the Board of Directors at any regular, special or annual meeting.